Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Ron Klawitter	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5295	(206) 729-3625
KEY TRONIC CORPORATION ANNOUNCES RESULTS
FOR THE SECOND QUARTER OF FISCAL 2013
Quarterly Revenue Up 12% Year-over-Year and Net Income Up 13%;
Continued New Customer Wins and Revenue Diversification
Spokane Valley, WA— January 29, 2013 — Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its results for the three and six months ended December 29, 2012.
For the second quarter of fiscal year 2013, Key Tronic reported total revenue of $94.6 million, up 12% from $84.5 million in the same period of fiscal year 2012. For the first six months of fiscal 2013, total revenue was $192.1 million, up 25% from $154.2 million in the same period of fiscal 2012.
Net income for the second quarter of fiscal year 2013 was $3.6 million or $0.33 per diluted share, up 13% from $3.2 million or $0.30 per diluted share for the same period of fiscal year 2012. For the first six months of fiscal 2013, net income was $7.3 million or $0.67 per diluted share, up 66% from $4.4 million or $0.42 per diluted share for the same period of fiscal 2012.
For the second quarter of fiscal year 2013, gross margin was 10% and operating margin was 6%, compared to 8% and 3%, respectively, in the same period of fiscal year 2012.
“We're pleased with our strong year-over-year growth in revenue and earnings for the second quarter and first half of fiscal 2013,” said Craig Gates, President and Chief Executive Officer. “While we maintained strong operating efficiencies and further strengthened our balance sheet during the second quarter of fiscal 2013, our sequential quarterly revenue was impacted by a significant slowdown in demand from one customer, as well as by the decisions of two other customers to change the mix of in-house versus outsourced production for portions of certain programs. At the same time, our many new customer programs continued to ramp up and we continued to diversify our future revenue base by winning new customer programs involving RFID, exercise, and security equipment. At the end of the second quarter of fiscal 2013, we were generating revenue from 169 separate programs and had 52 distinct customers, up from 149 programs and 40 customers a year ago.
“Moving into the third quarter, our revenue is being reduced by the continued slowdown in demand from the same customer that began to reduce its production levels in the second quarter. In coming periods, however, we expect to see the continued ramp up of our new programs to more than offset this customer's decrease in demand. We also have a very robust pipeline of potential new business, including programs with larger revenue potential than most of our current customer programs. We believe this trend towards larger quote opportunities reflects increased recognition of the competitive advantages of North American based manufacturing for products sold in the Americas. Over the long term, we believe our unique combination of global logistics with world-class engineering and production capabilities in North America and China will continue to fuel our growth.”

Business Outlook
For the third quarter of fiscal year 2013, the Company expects to report revenue in the range of $83 million to $90 million, and earnings in the range of $0.24 to $0.30 per diluted share. The expected earnings range assumes an effective tax rate of 25%, reflecting the US government's recent renewal of research and development tax credits.
Conference Call
Key Tronic will host a conference call today to discuss its financial results at 2:00 PM Pacific (5:00 PM Eastern). A broadcast of the conference call will be available at www.keytronic.com under “Investor Relations” or by calling 866-225-8754 or +1-480-629-9645. A 48-hour replay will be available by calling 800-406-7325 or +1 303 590 3030 (Access Code: 4588514). A replay will also be available on the Company's Web site.
About Key Tronic
Key Tronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico and China. The Company provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world's leading original equipment manufacturers. For more information about Key Tronic visit: www.keytronic.com.
Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as 'aims, anticipates, believes, estimates, expects, hopes, intends, plans, predicts, projects or targets' or nouns corresponding to such verbs. Forward-looking statements also include other passages that are primarily relevant to expected future events or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this release include, without limitation, the Company's statements regarding its expectations with respect to quarterly revenue and earnings during fiscal 2013. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to the future of the global economic environment and its impact on our customers and suppliers, the availability of parts from the supply chain, the accuracy of customers' forecasts; success of customers' programs; timing of new programs; success of new-product introductions; acquisitions or divestitures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; and the other risks and uncertainties detailed from time to time in the Company's SEC filings.

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Net sales	$94,567	$84,454	$192,075	$154,215
Cost of sales	85,071	77,586	173,104	142,342
Gross profit	9,496	6,868	18,971	11,873
Research, development and engineering expenses	1,225	1,157	2,475	2,113
Selling, general and administrative expenses	2,939	2,916	5,468	5,350
Total operating expenses	4,164	4,073	7,943	7,463
Operating income	5,332	2,795	11,028	4,410
Interest expense, net	92	124	208	227
Income before income taxes	5,240	2,671	10,820	4,183
Income tax provision (benefit)	1,661	(503)	3,497	(238)
Net income	$3,579	$3,174	$7,323	$4,421
Net income per share — Basic	$0.34	$0.30	$0.70	$0.42
Weighted average shares outstanding — Basic	10,489	10,447	10,487	10,432
Net income per share — Diluted	$0.33	$0.30	$0.67	$0.42
Weighted average shares outstanding — Diluted	10,899	10,479	10,864	10,462

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 29, 2012	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$245	$502
Trade receivables, net	54,797	60,709
Inventories	49,145	58,439
Deferred income tax asset	3,761	5,201
Other	6,422	4,639
Total current assets	114,370	129,490
Property, plant and equipment—net	18,284	17,306
Other assets:
Deferred income tax asset	2,015	2,703
Other	1,828	1,413
Total other assets	3,843	4,116
Total assets	$136,497	$150,912
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,669	$43,025
Accrued compensation and vacation	5,327	6,337
Current portion of other long-term obligations	749	729
Other	3,989	3,163
Total current liabilities	41,734	53,254
Long-term liabilities:
Revolving loan	4,731	15,011
Deferred income tax liability	1,465	1,094
Other long-term obligations	1,076	2,945
Total long-term liabilities	7,272	19,050
Total liabilities	49,006	72,304
Shareholders' equity:
Common stock, no par value—shares authorized 25,000; issued and outstanding 10,489 and 10,481 shares, respectively	42,909	42,372
Retained earnings	44,218	36,895
Accumulated other comprehensive income (loss)	364	(659)
Total shareholders' equity	87,491	78,608
Total liabilities and shareholders’ equity	$136,497	$150,912

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